EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         This employment agreement ("Agreement") is made and entered into this 31st day of December, 2001, by and between SPECIALIZED HEALTH PRODUCTS, INC., a Utah corporation ("Corporation"), and Donald D. Solomon ("Employee").

         WHEREAS, Corporation and Employee desire that the term of this Agreement begin on January 1st, 2002 ("Effective Date").

         WHEREAS, Corporation desires to employ Employee as its Vice President, Chief Operating Officer, and Chief Technical Officer and Employee is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

         Section 1. Duties. During the term of this Agreement, Employee agrees to be employed by and to serve Corporation on a full time basis as its Vice President, Chief Operating Officer and Chief Technical Officer, and Corporation agrees to employ and retain Employee in such capacities. Employee shall also be appointed to the Corporation's Executive Committee. Employee shall report to the Corporation's President and Chief Executive Officer and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as Vice President, Chief Operating Officer and Chief Technical Officer.

         Section 2. Term of Employment.

         2.1 Definitions. For the purposes of this Agreement the following terms shall have the following meanings:

                  2.1.1 "Termination For Cause" shall mean termination by Corporation of Employee's employment by Corporation by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Corporation or by reason of Employee's willful material breach of this Agreement which has resulted in material injury to Corporation.

                  2.1.2 "Termination Other Than For Cause" shall mean termination by Corporation of Employee's employment by Corporation (other than in a Termination for Cause) and shall include constructive termination of Employee's employment by reason of material breach of this Agreement by Corporation, such constructive termination to be effective upon notice from Employee to Corporation of such constructive termination.

                  2.1.3 "Voluntary Termination" shall mean termination by Employee of Employee's employment by Corporation other than (i)Termination Other Than For Cause, and (ii) termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

         2.2 Term. The employment of Employee by Corporation shall be "at will".

         2.3 Termination For Cause. Termination For Cause may be effected by Corporation at any time during the term of this Agreement and shall be effected by written notification to Employee. Upon Termination For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

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         2.4 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to Employee of such termination. Upon any Termination Other Than For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, with the exception of salary and medical benefits which shall continue for a period of twelve (12) months, so long as Employee complies with the provisions of Sections 5 through 8. In the event of a merger, acquisition, or substantial sale of Corporation's controlling shares, if Employee is not offered an equivalent position, Employee shall be entitled to severance pay and medical benefits for a period of twelve (12) months, so long as Employee complies with the provisions of Sections 5 through 8.

         2.5 Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the Board of Directors of Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, Corporation shall have the right to terminate Employee's employment hereunder by written notification to Employee and payment to Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination.

         2.6 Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Corporation shall promptly pay to his estate or such beneficiaries as Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         2.7 Notice of Termination. Corporation may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Employee of such termination.

         Section 3. Salary, Benefits and Bonus Compensation.

         3.1 Base Salary. As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Employee a "Base Salary" for the twelve (12) calendar months beginning the Effective Date at the rate of $190,000 per annum payable in no fewer than 12 equal monthly installments of $15,833.33. Employee's Base Salary shall be reviewed annually by the Compensation Committee of the Board of Directors ("Compensation Committee"), and the Base Salary for each year (or portion thereof) shall be determined by the Compensation Committee which shall authorize an increase in Employee's Base Salary for such year in an amount which, at a minimum, shall be equal to the cumulative cost-of-living as determined by the Corporation's board of directors.

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         3.2 Bonuses. Beginning in the year 2002, Employee shall be eligible to receive a discretionary bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of Employee's performance during such year.

         3.3 Additional Benefits. During the term of this Agreement, Employee shall be entitled to the following fringe benefits:

                  3.3.1 Employee Benefits. Employee shall be eligible to participate in such of Corporation's benefits and deferred compensation plans as are now generally available or later made generally available to the officers of the Corporation.

                  3.3.2 Vacation. Employee shall be entitled to four (4) weeks of paid vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years. Vacation time may be accrued.

                  3.3.3 Life Insurance. For the term of this Agreement and any extensions thereof, Corporation shall at its expense procure and keep in effect term life insurance on the life of Employee payable to the Employee's designee in the aggregate amount of twice Employee's base annual salary.

                  3.3.4 Reimbursement for Expenses. During the term of this Agreement, Corporation shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement.

                  3.3.5 Stock Options. Employee shall be granted stock options to acquire 600,000 shares of the Corporation's common stock over a four-year period at market price on the date of grant, which stock options shall become vested in four (4) annual installments commencing on the first anniversary of the grant date, in cumulative fashion, with stock options vesting on a monthly basis after the initial year, and shall otherwise be upon the terms and conditions as set forth in such grant of even date herewith and the Corporation's stock option plan. Notwithstanding the foregoing, if one or more investors acting in concert, directly or indirectly acquire more than 50% of the outstanding common equity of the Company within a three-month period, vesting of all shares shall occur immediately. If Employee is terminated other than for cause during the first year, Employee's stock options that would vest on the 12 month anniversary shall be deemed to have vested in equal monthly installments.

         Section 4. Ownership of Work Product. Work Product shall include all copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Employee during the course of performing work for SHP, whether or not during normal hours of employment, which relate to the actual or anticipated business of SHP at the time of such development or creation, or related to actual or anticipated research and development (collectively, the "Work Product"). Work product excludes ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Employee (collectively, "New Product Idea") reduced to writing and witnessed before SHP is in a business related to the New Product Idea and any previous contracts or licensing arrangements and personal property of Employee at the time of employment listed on the attached statement, affixed hereto, if any. Any exceptions must be reviewed and found to be not related to any business that SHP anticipates or is already engaged and subsequently approved by the Executive Committee. Work Product shall belong exclusively to SHP. Employee automatically assigns, at the time of creation of the Work Product, without any requirement of further consideration, any title, or interest it or they may have in such Work Product, including any copyrights or other intellectual property rights pertaining thereto, all such Work Product. Upon request of SHP, Employee shall take such further actions including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

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         Section 5. Non-Compete. In recognition and consideration of Employee's employment, compensation and benefits, the training in and information regarding SHP's business which SHP will give Employee, Employee's introduction to SHP's customers, and the carefully guarded methods of doing business which SHP utilizes and deems crucial to the success of its business, Employee shall not during the term of this Agreement, and for a period of twelve (12) months following the termination of Employee's employment with SHP, regardless of the reason for termination, either directly or indirectly, engage in the business of developing, marketing, distributing, licensing, and/or selling products or services having any function similar to, competitive with, or substitutable for, SHP's products or services which are in the research and/or development stage and/or for which development has been completed (collectively and individually, the "Products"), anywhere in the United States, except with SHP's consent (which may be withheld in SHP's sole discretion). In addition, Employee shall not engage in any such activity, directly or indirectly, on Employee's own behalf or in the service of or on behalf of others. Employee acknowledges and agrees that the current market for the Products extends throughout the entire United States, and it is therefore reasonable to prohibit Employee from competing with SHP anywhere in the United States.

         Section 6. Confidentiality. Employee will hold in a fiduciary capacity for the benefit of Corporation, its affiliates, subsidiaries, related entities, and designees, and shall not disclose to any person or entity other than Corporation or persons or entities designated by Corporation, any secret, confidential or proprietary information, knowledge, data and/or information, patents, trade secrets, customer identities, marketing and other business methods, techniques, processes, practices, procedures, plans and strategies regarding Corporation, its subsidiaries and affiliated corporations or business enterprises, and their customers obtained by Employee in the course of Employee's employment with Corporation, and any other secret, confidential or proprietary information pertaining to Corporation, its parent, subsidiaries and affiliated corporations or business enterprises, and their customers, during the term of this Agreement and five (5) years after Employee's termination of employment with Corporation, unless Corporation in writing consents to the contrary. Notwithstanding the foregoing, Employee shall have no confidentiality obligation with respect to information that: (a) was legally in the public domain prior to the time of disclosure to the Employee, (b) is now or subsequently becomes generally available to the public through no fault of Employee; or (c) is required by law, regulation, rule, act, or order of any governmental authority or agency to be disclosed by the Employee.

         Section 7. Return of Materials. Immediately upon notice of termination of employment, Employee shall give to Corporation the originals and all copies of all documents, correspondence, memoranda, records, notes, manuals, materials, customer and prospective customer lists and information, including without limitation computer data, and other things relating to Corporation's business, including, but not limited to, secret, confidential or proprietary information, in Employee's possession, custody or control, unless otherwise agreed to by Corporation.

         Section 8. Non-Solicitation. Employee shall not during the term of this Agreement, and for a period of twelve (12) months following termination of employment with Corporation, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment or retention as a consultant, any person who is, or was at any time within one (1) year prior to the Employee's date of termination of employment with Corporation, an employee of, or exclusive consultant to, Corporation.

         Section 9. Avoidance of Conflict of Interest. While employed by Corporation and for a period of twelve (12) months following termination of employment with Corporation, Employee shall not engage in any other business activity that conflicts with Employee's duties to Corporation. Under no circumstances may Employee work for any competitor or have any financial interest in any competitor of Corporation; provided, however, that this Agreement does not prohibit investment of a reasonable part of Employee's assets in the stock or securities of any competitor whose stock or securities are traded on a national exchange.

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         Section 10. Withholdings. All compensation and benefits to Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

         Section 11. Indemnification. In addition to any rights to indemnification to which Employee is entitled to under the Corporation's Articles of Incorporation and Bylaws, Corporation shall indemnify Employee at all times during and after the term of this Agreement to the maximum extent permitted under Utah Revised Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

         Section 12. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to the Corporation at:

         585 West 500 South
         Bountiful, Utah 84010


         addressed to the Employee at:

         __________________________________

         __________________________________

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

         Section 13. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         Section 14. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

         Section 15. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         Section 16. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         Section 17. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

         Section 18. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

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         Section 19. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

         Section 20. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         Section 21. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

         Section 22. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         Section 23. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed.

SPECIALIZED HEALTH PRODUCTS, INC.                    EMPLOYEE



By:  /s/ Jeffrey M.  Soinski                         /s/ Donald D. Solomon
     -----------------------------------             ---------------------
Its: President                                       Donald D. Solomon


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